Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	Investor Relations: Sam Ramraj, (626) 302-2540
Media Contact: Jeff Monford, (626) 476-8120

Edison International Reports Fourth Quarter and Full-Year 2022 Results

●	Fourth Quarter 2022 GAAP earnings per share of $1.09; Core EPS of $1.15
●	Full-Year 2022 GAAP EPS of $1.61; Core EPS of $4.63
●	Edison International declares quarterly dividend of $0.7375 per share; annualized rate of $2.95 per share
●	EIX initiates 2023 EPS guidance of $4.55–4.85
●	EIX reiterates long-term EPS growth rate target of 5%-7% for 2021-2025

ROSEMEAD, Calif., Feb. 23, 2023 — Edison International (NYSE: EIX) today reported fourth quarter 2022 net income of $415 million, or $1.09 per share, compared to net income of $523 million, or $1.38 per share, in the fourth quarter of 2021. As adjusted, fourth quarter 2022 core earnings were $437 million, or $1.15 per share, compared to core earnings of $440 million, or $1.16 per share, in the fourth quarter of 2021.

Southern California Edison’s fourth quarter 2022 core earnings per share (EPS) increased year over year, primarily due to higher California Public Utilities Commission (CPUC)-related revenue due to the escalation mechanism as set forth in the 2021 General Rate Case (GRC) final decision, partially offset by higher depreciation expense from increased plant balance and higher net interest expense related to higher rates.

Edison International Parent and Other’s fourth quarter 2022 core loss per share increased year over year, primarily due to higher interest expense and higher corporate expense.

“Edison International posted strong results for 2022, with core EPS in the upper end of our initial guidance range,” said Pedro J. Pizarro, president and CEO of Edison International. “SCE continued its tremendous progress in making its communities safer by reducing wildfire risk. SCE’s approach is differentiated by the speed of its infrastructure hardening, and the utility recently completed its 4,400th mile of covered conductor.”

Pizarro added, “The support for economywide electrification continues to grow nationally and here in California. Rapid electrification expansion sharpens the continued need to make significant grid investments that support California’s leading role in building a carbon-free economy.”

Full-Year Earnings

For 2022, Edison International reported net income of $612 million, or $1.61 per share, compared to $759 million, or

$2.00 per share, for 2021. As adjusted, Edison International’s core earnings were $1,765 million, or $4.63 per share,

compared to $1,741 million, or $4.59 per share, in 2021.

SCE’s full-year core EPS was higher, primarily due to higher CPUC-related revenue due to the escalation mechanism as set forth in the 2021 GRC final decision along with return on rate base approved in applications related to wildfire mitigation capital expenditures and the Customer Service Re-Platform project. These were partially offset by higher operating and maintenance expenses, higher depreciation expense from increased plant balance and higher interest expense.

Edison International Parent and Other’s full-year loss per share increased primarily due to higher preferred dividends.

Edison International uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company's performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Edison International Reports Fourth Quarter and Full-Year 2022 Financial Results

2023 Earnings Guidance

The company announced its earnings guidance range for 2023 as summarized in the following chart. See page 14 of the presentation accompanying the company’s conference call for further information and assumptions.

	2023 Earnings Guidance
	as of Feb. 23, 2023
	Low	High
EIX Basic EPS	$4.55	$4.85
Less: Non-core Items	–	–
EIX Core EPS	$4.55	$4.85

Edison International and Southern California Edison Declare Dividends

Today, the board of directors of Edison International declared a quarterly common stock dividend of $0.7375 per share,

payable on April 30, 2023, to shareholders of record on March 31, 2023. They also declared dividends on preferred stock. Additionally, the board of directors of Southern California Edison Company today declared dividends on preference stock. For more information, please see the related news release at www.edisoninvestor.com.

Fourth Quarter and Full-Year 2022 Earnings Conference Call and Webcast Details

When:	Thursday, Feb. 23, 2023, 1:30-2:30 p.m. (Pacific time)
Telephone Numbers:	1-888-673-9780 (US) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-800-839-1334 (US) and 1-203-369-3831 (Int’l) — Passcode: 3491
Telephone replay available through March 10, 2023 at 6 p.m. (Pacific time)
Webcast:	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation and Form 10-K to the company’s investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy LLC, a global energy advisory firm engaged in the business of providing integrated decarbonization and energy solutions to commercial, industrial and institutional customers.

Edison International Reports Fourth Quarter and Full-Year 2022 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

●	ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation and rising interest rates;
●	ability of SCE to implement its Wildfire Mitigation Plan and capital program;
●	risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff ("PSPS") and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;
●	risks associated with SCE implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
●	ability of SCE to maintain a valid safety certification;
●	ability of Edison International and SCE to obtain sufficient insurance at a reasonable cost, including insurance relating to wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties;
●	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
●	risk that California Assembly Bill 1054 ("AB 1054") does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054;
●	ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;

Edison International Reports Fourth Quarter and Full-Year 2022 Financial Results

●	decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
●	cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation;
●	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
●	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
●	pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
●	physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
●	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators ("CCA," which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs) ;
●	risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator's transmission plans, and governmental approvals; and
●	risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this release, is contained throughout this release and in the 2022 Form 10-K, including the "Risk Factors" sections. Readers are urged to read this entire release including information incorporated by reference, as well as the 2022 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section titled "Presentations and Updates" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports Fourth Quarter and Full-Year 2022 Financial Results

Fourth Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended			Year ended
	December 31,			December 31,
	2022	2021	Change	2022	2021	Change
Earnings (Losses) per share attributable to Edison International
SCE	$1.26	$1.21	$0.05	$2.23	$2.18	$0.05
Edison International Parent and Other	(0.17)	0.17	(0.34)	(0.62)	(0.18)	(0.44)
Edison International	1.09	1.38	(0.29)	1.61	2.00	(0.39)
Less: Non-core items
SCE	(0.10)	(0.13)	0.03	(3.10)	(2.94)	(0.16)
Edison International Parent and Other	0.04	0.35	(0.31)	0.08	0.35	(0.27)
Total non-core items	(0.06)	0.22	(0.28)	(3.02)	(2.59)	(0.43)
Core earnings (losses) per share
SCE	1.36	1.34	0.02	5.33	5.12	0.21
Edison International Parent and Other	(0.21)	(0.18)	(0.03)	(0.70)	(0.53)	(0.17)
Edison International	$1.15	$1.16	$(0.01)	$4.63	$4.59	$0.04

Note: Diluted earnings were $1.08 and $1.37 per share for the three months ended December 31, 2022 and 2021, respectively. Diluted earnings were $1.60 and $2.00 per share for the twelve months ended December 31, 2022 and 2021, respectively.

Fourth Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended			Year ended
	December 31,			December 31,
(in millions)	2022	2021	Change	2022	2021	Change
Net income (loss) attributable to Edison International
SCE	$478	$458	$20	$847	$829	$18
Edison International Parent and Other	(63)	65	(128)	(235)	(70)	(165)
Edison International	415	523	(108)	612	759	(147)
Less: Non-core items
SCE[1,2,3,4,5,6,7,8,9,10,11]	(40)	(49)	9	(1,182)	(1,114)	(68)
Edison International Parent and Other	18	132	(114)	29	132	(103)
Total non-core items	(22)	83	(105)	(1,153)	(982)	(171)
Core earnings (losses)
SCE	518	507	11	2,029	1,943	86
Edison International Parent and Other	(81)	(67)	(14)	(264)	(202)	(62)
Edison International	$437	$440	$(3)	$1,765	$1,741	$24

[1]

Includes charges for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of expected recoveries from FERC customers of $11 million ($8 million after-tax) and $14 million ($10 million after-tax) recorded for the three months ended December 31, 2022 and 2021, respectively and $1.2 billion ($899 million after-tax) and $1.2 billion ($919 million after-tax) for the twelve months ended December 31, 2022 and 2021, respectively.

[2]

Includes amortization of SCE’s contribution to the Wildfire Insurance Fund of $54 million ($39 million after-tax) for both the three months ended December 31, 2022 and 2021 and $214 million ($154 million after-tax) and $215 million ($155 million after-tax) for the twelve months ended December 31, 2022 and 2021, respectively.

[3]

Includes gains of $10 million ($7 million after-tax) from SCE's sale of San Onofre nuclear fuel for the three months ended December 31, 2022 and for both the twelve months ended December 31, 2022 and 2021.

[4]

Includes a charge of $81 million ($64 million after-tax) related to the Presiding Officer's Decision ("POD") in September 2022 on SCE's Upstream Lighting Program for the twelve months ended December 31, 2022.

[5]	Includes an impairment charge of $47 million ($34 million after-tax) related to SCE's CSRP settlement agreement filed with the CPUC in June 2022 for the twelve months ended December 31, 2022.

Edison International Reports Fourth Quarter and Full-Year 2022 Financial Results

[6]

Includes an impairment charge of $17 million ($12 million after-tax) related to historical capital expenditures disallowed in SCE's GRC track 3 final decision for the twelve months ended December 31, 2022.

[7]	Includes a charge of $23 million ($16 million after-tax) related to settlement of an employment litigation matter, net of estimated insurance recoveries for the twelve months ended December 31, 2022.
[8]	Includes a charge of $14 million ($10 million after-tax) related to organizational realignment services for the twelve months ended December 31, 2022.
[9]

Includes an impairment charge of $79 million ($47 million after-tax) related to disallowed historical capital expenditures in SCE's 2021 GRC final decision for the twelve months ended December 31, 2021.

[10]

Includes net earnings related to customer revenues for EIS insurance contract, net of estimated wildfire-related claims insured by EIS of $23 million ($18 million after-tax) and $24 million ($17 million after-tax) for the three months ended December 31, 2022 and 2021, respectively and $36 million ($29 million after-tax) and $24 million ($17 million after-tax) for the twelve months ended December 31, 2022 and 2021, respectively.

[11]

Includes an income tax benefit of $115 million for Edison International Parent and Other related to the settlement of the 2007 ‒2012 California tax audits with the California Franchise Tax Board ("FTB") for the twelve months ended December 31, 2021.

Edison International Reports Fourth Quarter and Full-Year 2022 Financial Results

Consolidated Statements of Income

	Year ended
	December 31,
(in millions, except per-share amounts)	2022	2021
Total operating revenue	$17,220	$14,905
Purchased power and fuel	6,375	5,540
Operation and maintenance	4,724	3,645
Wildfire-related claims, net of insurance recoveries	1,313	1,276
Wildfire Insurance Fund expense	214	215
Depreciation and amortization	2,561	2,218
Property and other taxes	501	465
Impairment, net of other (income)	54	71
Gain on sale of lease interest and other operating income	(5)	(2)
Total operating expenses	15,737	13,428
Operating income	1,483	1,477
Interest expense	(1,169)	(925)
Other income	348	237
Income before income taxes	662	789
Income tax benefit	(162)	(136)
Net income	824	925
Less: Preference stock dividend requirements of SCE	107	106
Less: Preferred stock dividend requirement of Edison International	105	60
Net income attributable to Edison International common shareholders	$612	$759
Basic earnings per share:
Weighted average shares of common stock outstanding	381	380
Basic earnings per common share attributable to Edison International common shareholders	$1.61	$2.00
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	383	380
Diluted earnings per common share attributable to Edison International common shareholders	$1.60	$2.00

Edison International Reports Fourth Quarter and Full-Year 2022 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions)	2022	2021
ASSETS
Cash and cash equivalents	$914	$390
Receivables, less allowances of $347 and $193 for uncollectible accounts at respective dates	1,695	1,398
Accrued unbilled revenue	641	794
Inventory	474	420
Prepaid expenses	248	258
Regulatory assets	2,497	1,778
Wildfire Insurance Fund contributions	204	204
Other current assets	397	249
Total current assets	7,070	5,491
Nuclear decommissioning trusts	3,948	4,870
Marketable securities	5	12
Other investments	50	39
Total investments	4,003	4,921
Utility property, plant and equipment, less accumulated depreciation and amortization of $12,260 and $11,407 at respective dates	53,274	50,497
Nonutility property, plant and equipment, less accumulated depreciation of $106 and $98 at respective dates	212	203
Total property, plant and equipment	53,486	50,700
Receivables, less allowances of $7 and $116 for uncollectible accounts at respective dates	2	122
Regulatory assets (include $834 and $325 related to Variable Interest Entities "VIEs" at respective dates)	8,181	7,660
Wildfire Insurance Fund contributions	2,155	2,359
Operating lease right-of-use assets	1,442	1,932
Long-term insurance receivables	465	75
Other long-term assets	1,237	1,485
Total long-term assets	13,482	13,633

Total assets	$78,041	$74,745

Edison International Reports Fourth Quarter and Full-Year 2022 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions, except share amounts)	2022	2021
LIABILITIES AND EQUITY
Short-term debt	$2,015	$2,354
Current portion of long-term debt	2,614	1,077
Accounts payable	2,359	2,002
Wildfire-related claims	121	131
Customer deposits	167	193
Regulatory liabilities	964	603
Current portion of operating lease liabilities	506	582
Other current liabilities	1,601	1,667
Total current liabilities	10,347	8,609
Long-term debt (include $809 and $314 related to VIEs at respective dates)	27,025	24,170
Deferred income taxes and credits	6,149	5,740
Pensions and benefits	422	496
Asset retirement obligations	2,754	2,772
Regulatory liabilities	8,211	8,981
Operating lease liabilities	936	1,350
Wildfire-related claims	1,687	1,733
Other deferred credits and other long-term liabilities	2,988	3,105
Total deferred credits and other liabilities	23,147	24,177
Total liabilities	60,519	56,956
Commitments and contingencies
Preferred stock (50,000,000 shares authorized; 1,250,000 shares of Series A and 750,000 shares of Series B issued and outstanding at respective dates)	1,978	1,977
Common stock, no par value (800,000,000 shares authorized; 382,208,498 and 380,378,145 shares issued and outstanding at respective dates)	6,200	6,071
Accumulated other comprehensive loss	(11)	(54)
Retained earnings	7,454	7,894
Total Edison International's shareholders' equity	15,621	15,888
Noncontrolling interests – preference stock of SCE	1,901	1,901
Total equity	17,522	17,789

Total liabilities and equity	$78,041	$74,745

Edison International Reports Fourth Quarter and Full-Year 2022 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Years ended December 31,
(in millions)	2022	2021	2020
Cash flows from operating activities:
Net income	$824	$925	$871
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	2,633	2,288	2,029
Allowance for equity during construction	(137)	(118)	(121)
Impairment and other expense (income)	54	71	(116)
Gain on sale of lease interest and other operating income	(5)	(2)	(133)
Deferred income taxes	(177)	43	(296)
Wildfire Insurance Fund amortization expense	214	215	336
Other	80	40	36
Nuclear decommissioning trusts	(123)	(256)	(197)
Proceeds from Morongo Transmission LLC	—	400	—
Contributions to Wildfire Insurance Fund	(95)	(95)	(95)
Changes in operating assets and liabilities:
Receivables	(252)	(514)	(283)
Inventory	(58)	(21)	(43)
Accounts payable	367	138	87
Tax receivables and payables	18	13	113
Other current assets and liabilities	322	(333)	4
Regulatory assets and liabilities, net	(51)	(720)	(1,799)
Wildfire-related insurance receivable	(390)	708	932
Wildfire-related claims	(56)	(2,648)	(56)
Other noncurrent assets and liabilities	48	(123)	(6)
Net cash provided by operating activities	3,216	11	1,263
Cash flows from financing activities:
Long-term debt issued, plus premium and net of discount and issuance costs of $(62), $(43) and $23 for the respective years	5,971	5,412	3,073
Long-term debt repaid	(1,085)	(1,037)	(1,099)
Short-term debt issued	1,000	2,654	2,994
Short-term debt repaid	(1,543)	(2,255)	(1,126)
Common stock issued	13	32	912
Preferred stock issued, net	—	1,977	—
Preferred and preference stock redeemed	—	—	(308)
Commercial paper borrowing (repayments), net	(317)	(254)	304
Dividends and distribution to noncontrolling interests	(110)	(106)	(118)
Common stock dividends paid	(1,050)	(988)	(928)
Preferred stock dividends paid	(99)	(35)	—
Other	101	45	23
Net cash provided by financing activities	2,881	5,445	3,727
Cash flows from investing activities:
Capital expenditures	(5,778)	(5,505)	(5,484)
Proceeds from sale of nuclear decommissioning trust investments	4,177	3,961	5,927
Purchases of nuclear decommissioning trust investments	(4,054)	(3,705)	(5,730)
Other	81	98	316
Net cash used in investing activities	(5,574)	(5,151)	(4,971)
Net increase in cash, cash equivalents and restricted cash	523	305	19
Cash, cash equivalents and restricted cash at beginning of year	394	89	70
Cash, cash equivalents and restricted cash at end of year	$917	$394	$89